Exhibit 10.9

                                SUBORDINATED NOTE


December __, 1997                                                    $800,000.00


     SAN JOSE GRILL LLC, a California limited liability company (herein called "Company"), for value received, hereby promises to pay to LIGHT TOWER RESTAURANT ASSOCIATES LLC, a California limited liability company, or its assigns (the "Holder") the principal sum of $800,000 on or before twenty years from the opening date of the Grill restaurant at the San Jose Fairmont (the "Start Date") and the interest thereon as set forth herein. The principal and accrued interest shall be paid by Company to Holder from all Distributable Cash of Company, as defined in that certain Operating Agreement of Company in which Holder is a Member, prior to the payment of any Distribution (as defined in said Operating Agreement) to the Members of Company.

     Payments on this Note made on or before the first anniversary of the Start Date shall be credited to principal. The principal balance remaining at such first anniversary, after crediting such principal payments, shall bear interest in an amount equal to ten percent (10%) of such remaining principal balance and such accrued interest shall be added to said remaining principal balance.

     Payments made on this Note during each annual period commencing with the first anniversary and continuing to each succeeding anniversary of the Start Date thereafter shall be credited first to the interest previously added to the Note which has not been previously paid until an amount equal to such accrued but unpaid interest has been paid in full and thereafter ayments during each such period shall be credited to the balance of the principal. The principal balance remaining at the second anniversary of the Start Date and each succeeding anniversary thereafter (including as a portion thereof any interest theretofore added but not paid) shall bear interest in an amount equal to ten percent (10%) of such remaining principal balance on such anniversary date and such accrued interest shall be added to said remaining principal balance.


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     For example,  assume the Start Date is December 1,  1997. During the period
December 1,  1997 through  November 30,  1998  $200,000 is paid on the Note.  On
December 1, 1998, the principal balance of the Note shall be increased by $60,000 of accrued interest to the sum of $660,000. Assume during the period December 1, 1998 through November 30, 1999 the sum of $40,000 is paid on the Note. The remaining principal balance at November 30, 1999 shall be $620,000. $40,000 of accrued but unpaid interest shall be considered to have been paid in such year. On December 1, 1999, the principal balance of the Note shall increase by $62,000 to $682,000. Assume $92,000 is paid during the year commencing December 1, 1999 through November 30, 2000. $82,000 shall be considered accrued interest and $10,000 shall be considered principal. On December 1, 2000 the principal balance shall be $649,000.

     All available Distributable Cash shall be paid to Holder until all principal and accrued interest has been paid in full, and in any event the entire principal balance of the Note plus accrued interest shall be due and payable on the twentieth anniversary of the Start Date (the "Due Date"). After the Due Date if the Note is not paid, the unpaid balance shall bear interest at the maximum rate of interest permitted by law.

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     The Holder  agrees that the payment of principal  and interest or any other amounts pursuant to this Note is hereby expressly subordinated in right of payment to the prior payment in full of senior indebtedness, which means (i) all indebtedness of the Company, present or future, to trade creditors; (ii) all obligations of the Company for the Management Fee described in Section 5.5 of the Operating Agreement; for the Special Fee described in Section 5.5 of the Operating Agreement, for The Tax Draw described in Section 6.12A of the Operating Agreement; and (iii) any indebtedness approved under Section 4.7(g) of the Operating Agreement which provides that such indebtedness is senior or superior in right to the payment of the Subordinated Notes.

     In the event of any sale by Company of all or substantially all of its assets, this Note including all principal and accrued interest hereunder, shall be immediately due and payable. In such event, accrued interest hereunder shall include all accrued interest previously added to the principal balance which has not theretofore been paid, plus interest in an amount equal to 10% (multiplied by the number of months elapsed since the previous anniversary date and divided by 12) of the remaining principal balance (including as a portion thereof any interest theretofore added but not paid) as it existed immediately prior to the sale by Company of all or substantially all of its assets. The Holder of this Note shall look only to the assets of the Company and not to the Members of the Company or the Manager who have no personal liability as this is a non-recourse note payment of which shall be solely from the assets of the Company.


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     The  occurrence of any of the following  events shall  constitute a Default under this Note:

     (a) The breach by Maker or failure of Maker to perform any obligation, covenant, condition, representation, or warranty contained in this Note, provided, however, that Maker shall have the right to cure any such breach or failure by performing in full as required hereunder or under the terms of any such agreement, instrument or document within thirty (30) days of written notice of such breach or failure.

     (b) The filing by Maker of a petition commencing a voluntary case under the federal bankruptcy laws, or commencing any proceeding under any other federal or state bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute, whether now or hereafter in effect; or the filing by Maker of a petition with or application to any court or tribunal for the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar person for it or any substantial part of its assets; or the making of a general assignment or general arrangement by Maker or Endorser for the benefit of creditors; or the admission by Maker or Endorser in writing of its inability to meet its debts as such debts become due; or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under the federal bankruptcy laws or any other federal or state bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which order remains unstated and in effect for thirty (30) consecutive days or more; or the entry of a decree or order for relief by a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar person for the Maker or for any substantial part of its assets which order remains unstayed and in effect for thirty (30) consecutive days or more; or the taking of or failing to take any act which indicates Maker's consent to, approval of or acquiescence in any such petition, application, proceeding or order; or the occurrence of an involuntary sale or transfer of a substantial part of its assets including, without limitation, a sale pursuant to an attachment or execution, a pledgee's sale or other sale by any secured creditor, a tax lien sale, a transfer to or sale by any trustee in bankruptcy, guardian, conservator, or any other person who may succeed by operation of law or otherwise to any or of Maker's or Endorser's assets.


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     Upon the occurrence of a Default,  as defined above, the Holder shall have, at his option, the right without further notice or demand, which Maker hereby expressly waives to declare the unpaid principal and all accrued interest thereon immediately due and payable and to exercise any other rights and remedies that the Holder may have. Failure to exercise the foregoing option on the happening of one or more events of Default shall not constitute a waiver of the right to exercise such option at any subsequent time in respect of the same event or any other event of Default. The acceptance of the Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver by the Holder of any right to declare a Default hereunder or to pursue any remedy available at law or in equity. Maker hereby waives presentment, demand of payment, protest, notice of protest, notice of dishonor, and notice of non-payment and any or all other notices whatsoever.

     The provisions of this Note shall inure to the benefit of the successors-in-interest, administrators and assigns of the Holder hereof and shall be binding upon the heirs, executors, administrators, successors-in-interest and assigns of Maker.

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     If any Default occurs hereunder,  the undersigned Maker promises to pay all costs of enforcement and collection, including, without limitation, attorneys' fees,

     All notices and other communications hereunder shall be given as follows:

            To Maker:        SAN JOSE GRILL LLC
                             11661 San Vicente Blvd., Suite 404
                             Los Angeles, CA 90049


            To Holder:       c/o Wolff DiNapoli LLC
                             11828 La Grange Avenue, Suite 200
                             Los Angeles, CA 90025-5200
                             Attention:  Lewis M. Wolff

All such notices and communications shall be deemed to have been given and made upon the date of delivery (if delivered personally) or if mailed and sent by registered or certified mail, return receipt requested, postage prepaid and addressed as specified in this paragraph, on the third business day after deposit in a regularly maintained receptacle for the deposit in United States mail. Any party may change its address by written notice in accordance with this paragraph.

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     The terms and provisions of this Note shall be construed and enforced under the laws of the State of California. If any term or provision of this Note or any application of such provision is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions of this Note, which terms and provisions shall remain in full force and effect, to the fullest extent possible. Maker's obligations under this Note may only be altered or terminated by a written instrument executed by Maker and the Holder of this Note at the time enforcement of any discharge is sought.

     All amounts payable hereunder shall be denominated and paid in U.S. dollars and made in any coin and currency of the United States of America which on the date or respective dates of payment is legal tender for the payment of public and private debts.


                                                     SAN JOSE GRILL LLC


                                                     By: Grill Concepts, Inc.
                                                     Its: Manager


                                                     By:
                                                       -------------------------
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